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                                                                       EXHIBIT 1

                                  $100,000,000

                                  AMTRAN, INC.

                           ___% SENIOR NOTES DUE 2005





                             UNDERWRITING AGREEMENT







                                NOVEMBER __, 1998






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                                                              November ___, 1998


Morgan Stanley & Co. Incorporated
Smith Barney Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs:

          Amtran, Inc., an Indiana corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") $100,000,000 aggregate principal amount of __% Senior Notes due 2005 (the "Securities"), to be issued pursuant to the provisions of an Indenture dated as of _________, 1998, among the Company, as issuer, American Trans Air, Inc., Ambassadair Travel Club, Inc., ATA Vacations, Inc., ATA Travel, Inc., American Trans Air Training Corporation, American Trans Air ExecuJet, Inc. and Amber Air Freight Corporation (each an Indiana corporation), as guarantors (together, the "Guarantors") and First Security Bank, N.A., as Trustee (the "Trustee"), as supplemented by the First Supplement to the Indenture(the "First Supplemental Indenture") dated as of ____________, 1998 (the "Indenture"). Pursuant to the terms of the Indenture, the Guarantors will guarantee (each, a "Guarantee") on a joint and several basis the obligations of the Company under the Securities and the Indenture.

          It is understood that, subject to the conditions hereinafter stated, the Securities will be sold to the several Underwriters in connection with the offering and sale of such Securities. Morgan Stanley & Co. Incorporated and Smith Barney Inc. shall act as the managers (the "Managers") for the several Underwriters.

          1. Representations and Warranties of the Company and the Guarantors. Each of the Guarantors and the Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Company met the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") at the time the below-mentioned Registration Statement became effective and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-52655) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Securities pursuant to Rule 424 of the Securities Act. The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the

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     Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (c) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and
     (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

          (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Guarantors (as hereinafter defined), taken as a whole.

          (e) Each of the Guarantors has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the

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     corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Guarantors, taken as a whole; all of the issued shares of capital stock of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company (either directly or through wholly-owned subsidiaries), free and clear of all liens, encumbrances, equities or claims.

          (f) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

          (g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and each of the Guarantors and is a valid and binding agreement of the Company and each of the Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

          (h) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

          (i) The Guarantees have been duly authorized by each of the Guarantors and, upon execution and delivery if the Indenture by each of the Guarantors, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

          (j) The execution and delivery by the Company and each of the Guarantors of, and the performance by the Company and each Guarantors of their respective obligations under, this Agreement, the Indenture, the Securities (in the case of the Company) and the Guarantees (in the case of the Guarantors) will not contravene any provision of applicable law or the certificate of incorporation or the by-laws of the Company or any of the Guarantors or any agreement or other instrument binding upon the Company or any of the Guarantors that is material to the Company and the Guarantors, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Guarantor, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and the Guarantors of their respective obligations under this Agreement, the Indenture, the Securities (in the case of the Company) or the Guarantees (in the case of

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     the Guarantors), except such as may be required by securities or blue sky laws of the various states in connection with the offer and sale of the Securities.

          (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Guarantors, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (l) There are no legal or governmental proceedings pending or to the best of the Company's knowledge, threatened to which the Company or any of the Guarantors is a party or to which any of the properties of the Company or any of the Guarantors is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (n) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (o) The Company and the Guarantors (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Guarantors, taken as a whole.

          (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and the Guarantors, taken as a whole.


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          (q) There are no contracts, agreements or understandings between the
     Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

          (r) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          (s) American Trans Air, Inc. ("ATA") is an air carrier operating under a certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; and American Trans Air ExecuJet, Inc. ("ExecuJet") is an "air taxi", and the Company, ATA and ExecuJet are (and after consummation of the transactions contemplated herein will be) "citizens of the United States", in each case within the meaning of the Federal Aviation Act of 1958, as amended.

          2. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has been entered into as in the Managers' judgment is advisable. The terms of the public offering of the Securities are set forth in the Prospectus.

          3. Payment and Delivery. Except as otherwise provided in this Section 3, payment for the Securities shall be made in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, 1998, or at such other time on the same or such other date, not later than _________, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

          Certificates for the Securities shall be in global or definitive form and registered in such names and in such denominations as you shall request in writing not less that two full business days prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing date for the respective account of each Underwriter, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the purchase price therefor.

          4. Conditions to the Underwriters' Obligations. The several obligations of the Underwriters are subject to the following conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the


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          rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Guarantors, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by (i) an executive officer on behalf of the Company and (ii) an executive officer on behalf of each of the Guarantors, to the effect set forth in Section 4(a)(i) above and to the effect that the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct as of the Closing Date and that the Company and each of the Guarantors have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, outside counsel for the Company, dated the Closing Date, to the effect that:

               (i) this Agreement has been duly authorized, executed and delivered by the Company;

               (ii) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and each of the Guarantors and is a valid and binding agreement of the Company and each of the Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

               (iii) the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;


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               (iv) To the best of such counsel's knowledge, (a) there are not any pending or threatened actions, suits, proceedings before any court or governmental agency or authority or any arbitrator against the Company or any of the Guarantors of a character required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed as required, and (b) there is no contract, indenture, mortgage, loan agreement, note, lease or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

               (v) the Registration Statement has become effective under the Securities Act; and any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b);

               (vi) the statements (A) in the Prospectus under the caption "Description of the Notes" and (B) in the Registration Statement under
          Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (vii) no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and the Guarantors of their respective obligations under this Agreement, the Indenture, the Securities (in the case of the Company) or the Guarantees (in the case of the Guarantors), except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities; and

               (viii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

               (ix) there are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

          In rendering such opinion, (i) such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States and the laws of the State of New York,
     (ii) such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and the Guarantors and public officials and (iii) such counsel may state that they express no opinion as to any matters involving (A) licenses, certificates, permits or other governmental authorizations issued by or from the Department of Transportation, the

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     Federal Aviation Administration, the Federal Communications Commission or
     any other federal or any state transportation or aviation regulatory authority or (B) the Federal Aviation Act of 1958, as amended. References to the Prospectus in this paragraph (c) include any supplements thereto at the Closing Date.

          (d) The Underwriters shall have received on the Closing Date a letter dated the Closing Date from Cravath, Swaine & Moore in the form of Exhibit A hereto.

          (e) The Underwriters shall have received on the Closing Date an opinion of Brian T. Hunt, General Counsel of the Company, dated the Closing Date, to the effect that:

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Guarantors, taken as a whole;

               (ii) each Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Guarantors, taken as a whole;

               (iii) all of the issued shares of capital stock of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company (either directly or by wholly-owned subsidiaries), free and clear of all liens, encumbrances, equities or claims;

               (iv) this Agreement, the Indenture and the Securities have been duly authorized by all necessary corporate action of the Company;

               (v) this Agreement, the Indenture and the Guarantees have been duly authorized by all necessary corporate action of the Guarantors;

               (vi) such counsel (A) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act, and the applicable rules and


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          regulations of the Commission thereunder, (B) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (D) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (f) The Underwriters shall have received on the Closing Date an opinion of Squire, Sanders & Dempsey, special Federal aviation regulatory counsel for the Company, dated the Closing Date, to the effect that:

               (i) ATA is an "air carrier", ExecuJet is an "air taxi", and each of them is (and after consummation of the transactions contemplated herein will be) a "citizen of the United States", in each case within the Federal Aviation Act of 1958, as amended, provided that at least 75 percent of the voting interest continues to be owned or controlled by persons who are citizens of the United States;

               (ii) ATA is an air carrier operating under Certificates of Public Convenience and Necessity issued by the Department of Transportation ("DOT") and its predecessor agency the Civil Aeronautics Board pursuant to ss.401 of the Federal Aviation Act of 1958, as amended, and an Operating Certificate and Operations Specifications issued by the Federal Aviation Administration ("FAA") pursuant to 14 C.F.R. Part 121, and ExecuJet is an air taxi holding a valid registration under
          Part 298 of the DOT regulations, and an Operating Certificate and Operations Specifications issued by the FAA pursuant to 14 C.F.R. Part 135, which licenses, certificates and permits are necessary for ATA to conduct its business as an air carrier, and for ExecuJet to conduct its business as an air taxi, and to the best knowledge of such counsel, no such license, certificate or permit is the subject of any "show cause" or other order of, or any proceeding before, or any investigation by, DOT or FAA (other than proceedings for the renewal of temporary rights), in which the opinion of such counsel might reasonably result in a final order impairing the validity of such licenses, certificates and permits;

               (iii) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any U.S. court or U.S.

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          government agency involving (A) ATA's DOT Certificates of Public
          Convenience and Necessity, ExecuJet's DOT registration, or either of their FAA Operating certificates or FAA Operating Specifications, or
          (B) the Federal Aviation Act of 1958, as amended, and the regulations promulgated thereunder ("Aviation Law") which is of a character expected to impact ATA's ability to continue to do business as an air carrier or ExecuJet's ability to continue to do business as an air taxi and which would be required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus;

               (iv) to the best knowledge of such counsel, the statements in the Prospectus under the heading "Business -- Regulation", insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the matters described therein; and

               (v) to the best knowledge of such counsel, no consent, approval, authorization, filing with, or order of any court or governmental agency or body under Aviation Law is required for consummation of the transactions contemplated herein, except that ATA must inform DOT when the stock sale is completed and provide DOT with a list of all individuals (name, address, principal business, and citizenship) who hold five percent or more of its voting stock.

          (g) The Underwriters shall have received on the Closing Date an opinion of [Baker & Daniels], counsel for the Company, dated the Closing Date, to the effect that:

               (i) the issuance and sale of the Securities to the Underwriters pursuant to this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company that is material to the Company and the Guarantors, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company; and

               (ii) the issuance of Guarantees will not contravene any provision of applicable law or the certificate of incorporation or by-laws of any of the Guarantors or, to the best of such counsel's knowledge, any agreement or other instrument binding upon any of the Guarantors that is material to Company and the Guarantors, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over any of the Guarantors.

          (h) The Underwriters shall have received on the Closing Date an opinion of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 4(c)(i), (ii) and (v) above (as well as the statements in the Prospectus under "Plan of Distribution") and a letter covering the matters in Section 4(e)(vi)(C) and (D) above.


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          With respect to clauses (B), (C) and (D) of Section 4(e)(vi) above,
     Brian T. Hunt, may state that his opinion and belief is based upon his participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto documents incorporated by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to clauses (C) and (D) of Section 4(e)(vi) above, Cleary, Gottlieb, Steen & Hamilton may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments and supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification except as specified. The opinions of Cravath, Swaine & Moore and Brian T. Hunt described in Sections 4(c) and 4(e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in, or incorporated by reference into, the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          5. Covenants of the Company and the Guarantors. In further consideration of the agreements of the Underwriters herein contained, the Company and each of the Guarantors covenant with each Underwriter as follows:

          (a) To furnish to you, without charge, [three (3)] signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5(c) below, as many copies of the Prospectus, any documents incorporated by reference, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) To make generally available to the Company's security holders and to the Managers as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. For this purpose hereunder, compliance with Rule 158 will be deemed to be compliance with Section 11(a).

          (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Managers.

          (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in
     Section 5(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc., (v) all expenses in connection with any offer and sale of the Securities outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, (vi) the cost of printing certificates representing the Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 6 entitled "Indemnity and Contribution", and the last paragraph of Section 8 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

          6. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 6(a) or 6(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 6(a) above, and by the Company, in the case of parties indemnified pursuant to Section 6(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.


          (f) The indemnity and contribution provisions contained in this
Section 6 and the representations, warranties and other statements of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company, the Guarantors, their respective officers or directors or any person controlling the Company or any of the Guarantors and (iii) acceptance of and payment for any of the Securities.

          7. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 7(a)(i) through 7(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

          8. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased, and arrangements satisfactory to you or the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any of the Guarantors shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          9. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          10. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          11. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                Very truly yours,

                                AMTRAN, INC.

                                By: ____________________________________________
                                    Name:
                                    Title:

                                AMERICAN TRANS AIR, INC.

                                By: ____________________________________________
                                    Name:
                                    Title:

                                AMBASSADAIR TRAVEL CLUB, INC.

                                By: ____________________________________________
                                    Name:
                                    Title:

                                AMERICAN TRANS AIR TRAINING
                                   CORPORATION

                                By: ____________________________________________
                                    Name:
                                    Title:

                                ATA TRAVEL, INC.

                                By: ____________________________________________
                                    Name:
                                    Title:

                                ATA VACATIONS, INC.

                                By: ____________________________________________
                                    Name:
                                    Title:

                                AMERICAN TRANS AIR EXECUJET, INC.

                                By: ____________________________________________
                                    Name:
                                    Title:

                                AMBER AIR FREIGHT CORPORATION

                                By: ____________________________________________
                                    Name:
                                    Title:



Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Smith Barney Inc.

Acting severally on behalf
  of themselves and the
  several Underwriters named
  in Schedule II hereto.

By:  Morgan Stanley & Co. Incorporated

By: _____________________________________
    Name:
    Title:

                                                                      SCHEDULE I


                                                     NUMBER OF
                                                     SECURITIES
             UNDERWRITER                             TO BE PURCHASED
Morgan Stanley & Co. Incorporated
Smith Barney Inc.
CIBC Oppenheimer
First Chicago Capital Markets, Inc.









                                                        ---------------
                      Total...............
                                                        ===============


                                                                       EXHIBIT A


                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE
                                [New York Office]


                                 (212) 474-1270
                                                              _________   , 1998


                                  AMTRAN, INC.
                    $100,000,000 ____% SENIOR NOTES DUE 2005


Morgan Stanley & Co. Incorporated
Smith Barney, Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Ladies and Gentlemen:

          [Repeat first paragraph of main opinion]:

          In that capacity, we participated in conferences with certain officers of, and with the accountants and counsel for, the Company concerning the preparation of (a) the Registration Statement on Form S-2 Registration No. 333-52655 filed with the Securities and Exchange Commission (the "Commission") on May 14, 1998, as amended by Amendment No. 1 filed on July 16, 1998 and Amendment No. 2 filed on July 24, 1998 and by Amendment No. 3 on Form S-3 filed on August 26, 1998(the "Registration Statement"), for registration of the Securities under the Securities Act of 1933 (the "Securities Act"); and (b) the final Prospectus dated , 199 , relating to the Securities, filed with the Commission pursuant to Rule 424 (b) of the General Rules and Regulations under the Securities Act together with the documents incorporated therein by reference, the "Prospectus".

          The documents incorporated by reference in the Registration Statement and Prospectus (the "Incorporated Documents") were prepared and filed by the Company without our participation.

          Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement and the Prospectus, the limitations inherent in the role of the outside counsel are such that we cannot and do not assume responsibility for the accuracy of completeness of the statements made in the Registration Statement and Prospectus, except insofar as such statements relate to us and except to the extent set forth in paragraph [ ] of our opinion to you dated the date hereof. Subject to the foregoing, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that: (i) the Registration Statement, at the time the Registration Statement became effective, the Incorporated Documents at the time they were filed or the Prospectus, as of the date hereof, (in each case except the financial statements and other information of a statistical, accounting or financial nature included therein, as to which we do not express any view), was not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, or (ii) the Registration Statement at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the date hereof, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other information of a statistical, accounting or financial nature included therein, as to which we do not express any view).

          We are furnishing this letter to you, as the Managers of the Underwriters solely for your benefit. This letter may not be relied upon by any other person or for any other purposed or used, circulated, quoted or otherwise referred to for any other purpose.

                                Very truly yours,



address